SEPARATION AGREEMENT AND GENERAL RELEASE
                    ----------------------------------------

     This Separation Agreement and General Release (hereinafter "Separation Agreement") is entered into by and between Dennis C. Stempel (hereinafter "MR. STEMPEL"), and YDI Wireless, Inc., formerly known as Telaxis Communications Corporation, (hereinafter "YDI"). In this Separation Agreement, YDI shall at all times include any and all related entities, corporations, partnerships and subsidiaries, as well as their respective current and former directors, officers, trustees, partners, employees, predecessors in interest, successors in interest, representatives and agents, both in their representative and individual capacities, but excluding MR. STEMPEL in any capacity.

     WHEREAS, MR. STEMPEL's employment with YDI ended on April 8, 2003;

     WHEREAS, MR. STEMPEL and YDI disagree on whether he is entitled to certain severance benefits under the terms of his employment agreement; and,

     WHEREAS, the parties desire that their relationship end in a professional manner, and to avoid litigation;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is agreed by the parties as follows:

                                FIRST: SEPARATION
                                -----------------

     MR. STEMPEL's employment by YDI ceased on April 8, 2003. Nothing in this agreement shall be construed as extending MR. STEMPEL's employment beyond April 8, 2003.

                              SECOND: COMPENSATION
                              --------------------

     MR. STEMPEL has already received salary up through and including April 8, 2003, as well as certain FTO payments. In exchange for MR. STEMPEL's execution of this Separation Agreement and Release, YDI agrees to pay MR. STEMPEL and his counsel One Hundred Fifteen Thousand and 00/100 ($115,000.00) Dollars, less all applicable taxes and appropriate withholdingsPayment shall be no later than October 10, 2003MR. STEMPEL is obligated to inform YDI of his desired withholdings on this amount upon entering into this Separation Agreement.

     Said amount represents any and all moneys that shall be paid to MR. STEMPEL for settlement of all his claims for damages relating to his employment by YDI, and the termination of said employment, including any and all claims for severance benefits under the terms of his contract of employment, as well as his attorney's fees, and all other costs associated with those claims.





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
     SEPERATION AGREEMENT BETWEEN DENNIS C. STEMPEL AND YDI WIRELESS, INC.

                             THIRD: COMPLETE RELEASE
                             -----------------------

     In exchange for the mutual promises contained herein and the payment made to MR. STEMPEL on the disputed claim, MR. STEMPEL, on behalf of himself, his heirs and assigns, irrevocably and unconditionally releases YDI from all claims, controversies, liabilities, demands, causes of action, debts, obligations, promises, acts, agreements, , and damages of whatever kind or nature, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, liquidated or contingent, actual or potential, jointly and individually, that he has had or may have as of the execution of this Agreement, based on any and all aspects of MR. STEMPEL's employment with YDI or his separation from that employment, including, but not limited to, any and all claims for breach of express or implied contract or covenant of good faith and fair dealing (whether written or oral), all claims for retaliation or violation of public policy, breach of promise, detrimental reliance or tort (e.g., intentional infliction of emotional distress, defamation, assault, battery, false imprisonment, wrongful termination, interference with contractual or advantageous relationship, etc.), whether based on common law or otherwise; all claims arising under the Massachusetts Fair Employment Practices Act; the Massachusetts Equal Rights Law; Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act; the Americans with Disabilities Act; claims for emotional distress, mental anguish, personal injury, loss of consortium; any and all claims that may be asserted on MR. STEMPEL's behalf by others; the Employee Retirement Income Security Act of 1974 ("ERISA"); or any other federal, state or local laws or regulations relating to employment or benefits associated with employment. The foregoing list is meant to be illustrative rather than inclusive. Notwithstanding the above, it is understood that MR. STEMPEL does not waive any rights he may have to vested benefits under any retirement or employee welfare plan that may be due him upon his separation from the company, that MR. STEMPEL does not relinquish any rights to exercise his current stock options and that the Indemnification Agreement dated September 18, 2000 between MR. STEMPEL and Telaxis Communications Corporation shall remain in full force and effect.

     YDI releases MR. STEMPEL from any claim based upon his separation from YDI and the benefits he received as a result.


                         FOURTH: NO LAWSUITS OR CLAIMS
                         -----------------------------

     MR. STEMPEL specifically represents that he has not instituted a lawsuit against YDI and that it is not his intention to do so and that he will not institute any lawsuit or other proceeding against YDI based on any claims or rights that are released by MR. STEMPEL in Paragraph Third above. YDI represents that it has not instituted a lawsuit against MR. STEMPEL, and that it is not its intention to do so and that it will not institute any lawsuit or other proceeding against MR. STEMPEL based on any claims or rights that are released by YDI in Paragraph Third above.



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

     SEPERATION AGREEMENT BETWEEN DENNIS C. STEMPEL AND YDI WIRELESS, INC.


     MR. STEMPEL specifically acknowledges that this waiver and release releases YDI from liability for any alleged discrimination that could be the subject matter of any charge MR. STEMPEL may subsequently file with the Equal Employment Opportunity Commission ("EEOC"), the Massachusetts Commission Against Discrimination ("MCAD") or any other agency. MR. STEMPEL further acknowledges and agrees that, with respect to the rights and claims he is waiving, he is waiving not only his right to recover in any action he might commence, but also his right to recover in any action brought on his behalf by any other party, including, but not limited to, the U.S. Equal Employment Opportunity Commission ("EEOC"), the MCAD, or any other federal, state or local governmental agency or department.

                          FIFTH: ADEQUATE CONSIDERATION
                          -----------------------------

     MR. STEMPEL agrees that the payment set forth herein constitutes adequate and ample consideration for the rights and claims he is waiving under this Separation Agreement.

     MR. STEMPEL further agrees that such consideration shall be in lieu of any other compensation or benefits to which MR. STEMPEL may be entitled, or may claim to be entitled.

                           SIXTH: RESIGNATION ACCEPTED
                           ---------------------------

     MR. STEMPEL has voluntarily resigned from his position as an employee, and YDI accepts his resignation effective on April 8, 2003. Any documents in MR. STEMPEL's personnel files and other records, including the records of the Board of Directors or any of its subcommittees, that are inconsistent with this tender and acceptance of his resignation will be purged from said file or revised. MR. STEMPEL and YDI agree that MR. STEMPEL will not in the future be employed by YDI.

                       SEVENTH: NON-DISPARAGEMENT COVENANT
                       -----------------------------------

     MR. STEMPEL and YDI both agree that they will engage in no conduct which is either intended to or could reasonably be expected to harm the other's business pursuits or the other's professional reputation.

                             EIGHTH: CONFIDENTIALITY
                             -----------------------

     YDI and MR. STEMPEL recognize and acknowledge that YDI will need to make this document and its contents public as a matter of securities laws and regulations. MR. STEMPEL and YDI both understand that they will not voluntarily provide testimony about MR. STEMPEL's employment, separation, or this Agreement, except to the extent required by law.

               NINTH: REVIEW AND CONSIDERATION PERIOD; REVOCATION
               --------------------------------------------------




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




     SEPERATION AGREEMENT BETWEEN DENNIS C. STEMPEL AND YDI WIRELESS, INC.


     MR. STEMPEL hereby acknowledges that he has been informed that he has twenty-one (21) days to review and consider this Separation Agreement and also acknowledges that he hereby has been encouraged to obtain the advice of an attorney about the terms of this Separation Agreement and that he has indeed obtained such advice. MR. STEMPEL understands that he may revoke this Separation Agreement within seven (7) days of signing it by providing written notice of such revocation to the Chief Executive Officer of YDI. MR. STEMPEL further understands and agrees revocation shall only be effective upon the receipt of a written notice to YDI within seven (7) days after MR. STEMPEL signs this Separation Agreement.

                    TENTH: CONSEQUENCES OF BREACH; PROCEDURES
                    -----------------------------------------

     In the event that either party institutes legal proceedings to enforce the terms of this Separation Agreement, it is specifically understood and agreed that such a claim shall be submitted to final and binding arbitration pursuant to the rules of the American Arbitration Association, and that the prevailing party shall recover its costs and reasonable attorney's fees incurred in such arbitration proceeding. Nothing in this provision precludes a party from seeking equitable relief in the Superior Court, whether in addition to or in lieu of a court proceeding, to prevent a violation of this Agreement.

                      ELEVENTH: NON-ADMISSION OF LIABILITY
                      ------------------------------------

     Each party acknowledges that each party expressly denies that it has done anything wrong and that by entering into this Separation Agreement voluntarily neither party admits that it has done anything wrong to the other.

                              TWELTH: MISCELLANEOUS
                              ---------------------

     If any provision of this Separation Agreement, or any part of any provision of this Separation Agreement, is found to be invalid by a court of competent jurisdiction, such shall not affect the validity of any other provision, or part thereof, of this Separation Agreement. YDI and MR. STEMPEL agree that this Separation Agreement constitutes their entire final understanding and agreement with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, promises, covenants, agreements, or representations concerning all matters directly, indirectly, or collaterally related to the subject matter of this Separation Agreement except that Section 7 of Amendment I to the Employment Agreement dated August 29, 2002 entered into by MR. STEMPEL and Telaxis Communications Corporation, and the Indemnification Agreement dated September 18, 2000 entered into by MR. STEMPEL and Telaxis Communications Corporation shall remain in full force and effect and shall be considered a part of and incorporated into this Agreement. MR. STEMPEL and YDI agree that this Separation Agreement cannot be amended or modified except by a writing executed by both of the parties hereto or their respective administrators, trustees, personal representatives, and successors. The parties further agree that this


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



     SEPERATION AGREEMENT BETWEEN DENNIS C. STEMPEL AND YDI WIRELESS, INC.



Separation Agreement is governed by the laws of the Commonwealth of Massachusetts.

                         THIRTEENTH: MUTUAL PREPARATION
                         ------------------------------

     YDI and MR. STEMPEL agree that no single party shall be deemed to have drafted this Separation Agreement or any portion thereof. This Separation Agreement is the product of the collaborative effort of YDI and MR. STEMPEL and their counsel and therefore the rule of contract interpretation of construing ambiguities against the drafter shall have no application to this Separation Agreement.

                           FOURTEENTH: PROPERTY OF YDI
                           ---------------------------

     MR. STEMPEL agrees and acknowledges that he has returned to YDI all property of YDI. For purposes of this paragraph, "property of YDI" includes, but is not limited to, products and prototypes, keys, corporate credit cards, identification cards, equipment, books, supplies, personal digital assistants, pagers, cellular telephones, computers, computer programs, computer files, computer disks, pictures, components, originals and copies of all corporate documents, including financial records and information, and any other materials, whether prepared by you or by others, but excludes anything owned by you individually.


                            FIFTEENTH: ACKNOWLEDGMENT

     THE PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE CAREFULLY READ AND UNDERSTAND THIS SEPARATION AGREEMENT AND AGREE THAT NEITHER PARTY HAS MADE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED HEREIN.

     MR. STEMPEL AND YDI ALSO ACKNOWLEDGE THAT THEY ENTER INTO THIS SEPARATION AGREEMENT VOLUNTARILY, WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE, AND WITHOUT PRESSURE OR COERCION. MR. STEMPEL FURTHER ACKNOWLEDGES THAT HE HAS HAD SUFFICIENT TIME TO CONSIDER THIS AGREEMENT AND CONSULT WITH AN ATTORNEY OF HIS CHOOSING PRIOR TO EXECUTING THIS AGREEMENT.

     IN WITNESS WHEREOF, YDI and MR. STEMPEL have executed this Separation Agreement and General Release in duplicate.



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     SEPERATION AGREEMENT BETWEEN DENNIS C. STEMPEL AND YDI WIRELESS, INC.


YDI Wireless, Inc.


By:/s/ Robert Fitzgerald                           /s/ Dennis C. Stempel
   ------------------------------------------      -----------------------------
   Robert Fitzgerald, Chief Executive Officer      Dennis C. Stempel
   Dated:                                          Dated: September 15, 2003


Witness:                                           Witness:
         ------------------------------------               --------------------


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